The Dial Corporation Banc of America Securities 32nd Annual Investment Conference September 23, 2002

The Dial Corporation This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on management's beliefs, as well as on assumptions made by and information currently available to management and involve various risks and uncertainties, certain of which are beyond the Company's control. The Company's actual results could differ materially from those expressed in any forward looking statements made on behalf of the Company. Safe Harbor

Dial Today Market Size Unit Share of Market Brand Position $2.2 B 19.5% #1 Brand #1 Deodorant Bar Soap #2 Liquid Soap $4.9 B 13.1% #1 Value Brand #2 Liquid Brand $1.3 B 22.3% #1 Item Air Freshener (Adjustables) $1.3 B 19.8% #1 Vienna Sausage brand - the flagship product Dial Purex Renuzit Armour Note: 52-week volume market shares, period ended August 10, 2002, per A.C. Nielsen

Earnings per share have grown at a 35% compounded annual growth rate.(1) Market share up in 3 of 4 core businesses. Gross margin up over 400 basis points / operating margin up over 300 basis points. Results Since August 2000 I. Strengthened The Base Business (1)Assuming street consensus of $1.19 in 2002.

II. Exited Underperforming Businesses SPC divested. Dial/Henkel joint venture terminated. Sold assets in Mexico and licensed Dial brands to our Mexican distributor. Evaluating strategic alternatives for Argentina business. Results Since August 2000

Net debt (total debt less cash) cut in half in two years - from $637MM at June 30, 2000, to $318MM at June 29, 2002. Accumulated $127MM in cash as of June 30, 2002. Market capitalization has grown more than $700MM. Results Since August 2000 III. Firmed Up The Balance Sheet

Interest expressed in pieces of the Company. Current M and A environment is quiet. Still believe selling the Company at the appropriate time and the right price is best for shareholders. Going Forward

Staying focused on growing core businesses. Continuing to evaluate capital allocation options. Going Forward Until Then Will Continue To Operate The Company

Grow Core Business Base Dial and Purex businesses strong - will lead short-term growth. Concentrate on new fragrances and more impactful packaging. Aggressive internal development of innovative, differentiated new products. Focus on air freshener and personal cleansing innovation in 2002. First air freshener innovation's effort introduced last month.

Second Half 2002 New Products

Innovation Drives Future Growth Quick-to-market is Dial's competitive edge . . . with different from / better than competitive new products. Concentrate on doing 1 or 2 new products well on an annualized basis.

Organization Changes

Succession Planning Herb Baum's contract extended to January 2006 Movement of key executives to broaden experience One new General Manager to join Dial September 30, 2002

Financial Review

Financial Objectives Unit Sales Growth of 2-3% Net Income Growth of at least 10% CFROIC in excess of 20% Cash Flow from Operations 10+% of Net Sales V E R C

First Half 2002 Performance Operations ($ millions) (2) (1) Excludes special items. (2) Includes $0.04 upward adjustment for the change in goodwill amortization. (1) (1)

Balance Sheet ($ millions) Balance Sheet Improvement *Excludes value of Interest Rate Swap

Financial Guidance 2002 Balance Sheet Increase cash by approximately $140MM Maintain strong inventory and accounts receivable performance measures Cash Flow Cash flow from operations - approximately $165MM - $175MM Capital expenditures - $40MM EPS Operating margins improve 175 - 200 basis points Expect EPS before special items of $1.19

Capital Allocation Strategies Assuming Dial's independence, capital allocation alternatives include: Acquisitions Debt reduction Opportunistic share repurchase Incremental reinvestment in the base business

Acquisition Criteria Strengthen current businesses and/or expansion into new categories Strong preference for brands rather than companies Bigger rather than smaller Domestic FDM distribution - strengthening Dial's relevance to the trade Leverage current management infrastructure Opportunity to apply "Dial formula" Reinvigorate orphan or poorly managed brands Financially disciplined approach Strong willingness to walk away CFROIC accretive

Share Repurchase / Debt Reduction Mix of repurchasing shares and reducing debt Mix will be dynamic depending on circumstances Balance return of cash to our shareholders with maintaining financial flexibility Maintaining our investment grade status is important Available Excess Cash Timing: Approximately one year out.

Summary

Must stay focused on core businesses Relentlessly competitive in running the businesses Strategic marketing behind our strong consumer brands Over 80% of the Dial business will be either new or refreshed over the next three years Will introduce innovative, differentiated new products Summary

Among capital allocation options, acquisitions will be the strategic priority Should no targets emerge that meet our criteria, we will move towards a mix of: Debt reduction Opportunistic share repurchase Incremental reinvestment in the base business Still believe selling the Company at the right price is best for shareholders long-term Summary